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                                                                   EXHIBIT 24.1

                        ENCOMPASS SERVICES CORPORATION

                               POWER OF ATTORNEY

   The undersigned, in his capacity as a Director of Encompass Services Corporation, a Texas corporation (the "Company"), does hereby appoint Darren B. Miller and Gray H. Muzzy, and each of them, severally, his true and lawful attorneys, or attorney, to execute in his name, place and stead, in his capacity as a Director of the Company, a Registration Statement on Form S-3 for the registration of non-transferable common stock purchase rights and shares of the Company's common stock issuable upon the exercise of such non-transferable common stock purchase rights and pursuant to the Securities Purchase Agreement between the Company and the Investors (as defined in the Securities Purchase Agreement), and any and all amendments and post-effective amendments to such Registration Statement, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, granting to each of such attorneys the full power and authority to do and perform, with or without the other of such attorneys, in the name and on behalf of the undersigned, in any and all capacities, every lawful act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the lawful acts of such attorneys and each of them.

   IN TESTIMONY WHEREOF, the undersigned has executed this instrument this day of June, 2002.

                                     ------------------------------------------
                                            Lucian L. Morrison